UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010

Vistaprint N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Hudsonweg 8
Venlo
The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 31 77 850 7700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On October 28, 2010, Vistaprint N.V. (“Vistaprint”) issued a press release announcing its financial results for the first fiscal quarter ended September 30, 2010. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 28, 2010, Vistaprint issued a press release announcing the appointment of Wendy Cebula as Chief Operating Officer, the appointment of Janet Holian as Chief Customer Officer and certain other organizational changes. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     Ms. Cebula and Ms. Holian are currently executive officers of Vistaprint, and their appointments to their new positions will be effective on November 15, 2010. There are no family relationships between Ms. Cebula or Ms. Holian and any of Vistaprint’s supervisory directors or executive officers, and below is some biographical information about each of them. Since July 1, 2009, neither Ms. Cebula nor Ms. Holian has had any related person transactions that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.
WENDY M. CEBULA, Chief Operating Officer (effective November 15, 2010)
     Ms. Cebula, age 39, has been a member of Vistaprint’s Management Board since August 2009 and served as President of Vistaprint’s North American business unit from May 2008 through November 2010. From January 2007 through May 2008, Ms. Cebula served as Executive Vice President and Chief Operating Officer. From July 2005 to January 2007, Ms. Cebula served as Executive Vice President and Chief Information Officer. Ms. Cebula joined Vistaprint as Vice President, Database Marketing in October 2000. Before joining Vistaprint, Ms. Cebula served as director of database marketing and analysis at MotherNature.com, an online provider of personal health care products. She also spent three years working in marketing analytics and management at Partner’s First, a direct to consumer financial services company. Ms. Cebula earned a B.S. degree in Finance at Rochester Institute of Technology.
JANET F. HOLIAN, Chief Customer Officer (effective November 15, 2010)
     Ms. Holian, age 50, has been a member of Vistaprint’s Management Board since August 2009 and served as President of Vistaprint’s European business unit from May 2008 through November 2010. From July 2004 through May 2008, Ms. Holian served as Executive Vice President and Chief Marketing Officer of Vistaprint. Ms. Holian served in various marketing roles for Vistaprint since being hired as Vice President, Corporate Communications in July 2000. From January 1999 to June 2000, Ms. Holian served as Vice President, Corporate Marketing at Andover.Net, a Linux and Open Source technology portal. Before joining Andover.Net, Ms. Holian held the positions of Vice President of Marketing at PersonalAudio, Inc. and Director of Worldwide Marketing at MicroTouch Systems Inc. Ms. Holian earned her B.A. in economics and business from Westfield State University in 1981 and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College in 1995.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     See the Exhibit Index attached to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	VISTAPRINT N.V.
	By:	/s/ Michael Giannetto
Michael Giannetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 28, 2010 entitled “Vistaprint Reports 2011 Fiscal Year First Quarter Financial Results”

99.2	Press release dated October 28, 2010 entitled “Vistaprint Announces New Organizational Structure Designed to Enhance Customer and Operational Focus”

4